Exhibit #1

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 16, 2014

Job Number: C20140116-0770
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20140033680-27	Amendment	3 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20140116-0770
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

*0*0201*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of [signature] Ross Miller Secretary of State State of Nevada

Document Number 20140033680-27

Filing Date and Time 01/16/2014 8:00 AM

Entity Number E0568182005-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

THE GLOBAL HOUSING GROUP

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE I: The name of the corporation is: GLOBAL ENTERPRISES GROUP, INC.

ARTICLE IV: The capitalization of the corporation is: 900,000,000 shares of common stock @ .001 par value and 10,000,000 shares of preferred stock @ .001 .

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 67.08%

4. Effective date and time of filing: (optional) Date: Immediate Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

EY #11 PAGE 2 OF 4

MINUTES OF A MEETING
OF THE BOARD OF DIRECTORS OF
THE GLOBAL HOUSING GROUP

January 14, 2014

A meeting of the Board of Directors of THE GLOBAL HOUSING GROUP was held on January 14, 2014. Present: Merle Ferguson, President and Chairman and James McShane, Sec./Treas. and Director, and William Anton, Director (telephonically).

OLD BUSINESS

The meeting was called to order. The minutes of the board meetings held on September 10, 2013 were read and approved.

NEW BUSINESS

Mr. Ferguson stated that in light of the new direction that the Company has made, the Company is better served by a name change to GLOBAL ENTERPRISES GROUP. An extensive discussion followed regarding the capitalization of the Company. Because of negotiation in progress per forthcoming Acquisition Agreements, the Company will need to recapitalize with an increase of the authorized shares of common stock of the Company

The President stated that 7,453,300 shares of common stock are issued and outstanding of the 300,000,000 shares of authorized common stock and no shares issued out of 10,000,000 shares of preferred stock. A tally of the major shareholders who are entitled to vote and have approved by proxy of said action include:

Trade Exchange International, Inc.	1,250,000 shares	33.54%
TJJR Enterprises, Inc.	1,250,000 shares	16.77%
Global Homes, Inc.	2,500,000 shares	16.77%

This written action is duly adopted by 67.08% by a majority of the stockholders of all classes of stock : or 5,000,000 shares of the 7,453,300 shares of issued and outstanding shares of The Global Housing Group.

Based upon the foregoing and without further discussion, on motion duly made and unanimously approved, the Board of Directors issued the following resolutions:

RESOLVED: That the Company change its name to GLOBAL ENTERPRISES GROUP, INC.

And,

ex. 11 PAW 3047

RESOLVED FURTHER: That the Company increase its capitalization to 900,000,000 shares of authorized common stock and 10,000,000 shares of preferred stock.

And FURTHER RESOLVED: That the Company proceed as soon as prudent to file such documents with the State of Nevada and other authorities to complete this action with an effective date of February 1, 2014 or as soon as possible.

There being no further business, on motion unanimously approved, the meeting was adjourned.

The undersigned, President of **THE GLOBAL HOUSING GROUP** (soon to become **GLOBAL ENTERPRISES GROUP, INC.**) hereby certifies that by resolutions duly adopted unanimously by the Board of Directors of the Company pursuant to written action effective as of January 14, 2014; and by resolutions duly adopted by a majority vote of the shareholders of all classes of stock outstanding and entitled to vote thereon of the Company pursuant to written action effective as of January 14, 2014.

There being no further business, the meeting was adjourned.

DATED: January 14, 2014

Merle Ferguson
President

State of Az
County Pima

OFFICIAL SEAL
LENORE CASILLAS
Notary Public - Arizona
PIMA COUNTY
My Comm. Exp. 04/30/2017

ex # 11 page 4 of 4

THE GLOBAL HOUSING GROUP

CONSENT OF STOCKHOLDERS

The undersigned being the holder of shares of issued and outstanding Common Stock of **THE GLOBAL HOUSING GROUP,** a Nevada Corporation, hereby consent and **vote in favor** to the adoption of the following corporate resolutions:

RESOLVED: The Board of Directors recommends and deems it advisable that the Certificate of Incorporation of this Corporation, THE GLOBAL HOUSING GROUP, amended **"ARTICLE I"** to reflect the Corporate name as GLOBAL ENTERPRISE GROUP, INC.

RESOLVED: The Board of Directors recommends that the Corporation, THE GLOBAL HOUSING GROUP, amend **"ARTICLE IV"** whereas the Corporation increases its capitalization from 300,000,000 shares to 900,000,000 shares of Common stock @ $0.001 par value and 10,000,000 shares of Preferred stock @ $0.001 par value.

And further RESOLVED: That the Corporation proceeds as soon as possible to file such documents with the State of Nevada and other authorities to complete this action.

TJJR Enterprises, Inc. Date: 2/12/2014
Name of Shareholder

Signature-Merle Ferguson Address: 1750 Barbara Lane, Encinitas, CA 92024

President
Title

Number of shares of THE GLOBAL HOUSING GROUP common stock 1,250,000

NOTARY STAMP: State of California
County of San Diego

Subscribed and sworn to (or affirmed) before me on this 12th day of February, 2014, by Merle Ferguson proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

OFFICIAL SEAL
BREANA AGUIRRE
NOTARY PUBLIC-CALIFORNIA
COMM. NO. 1976745
SAN DIEGO COUNTY
MY COMM. EXP. APR. 29, 2016

ex #11 EX PAGE 5 of 7

THE GLOBAL HOUSING GROUP

CONSENT OF STOCKHOLDERS

The undersigned being the holder of shares of issued and outstanding Common Stock of **THE GLOBAL HOUSING GROUP**, a Nevada Corporation, hereby consent and **vote in favor** to the adoption of the following corporate resolutions:

RESOLVED: The Board of Directors recommends and deems it advisable that the Certificate of Incorporation of this Corporation, THE GLOBAL HOUSING GROUP, amended **"ARTICLE I"** to reflect the Corporate name as GLOBAL ENTERPRISE GROUP, INC.

RESOLVED: The Board of Directors recommends that the Corporation, THE GLOBAL HOUSING GROUP, amend **"ARTICLE IV"** whereas the Corporation increases its capitalization from 300,000,000 shares to 900,000,000 shares of Common stock @ $0.001 par value and 10,000,000 shares of Preferred stock @ $0.001 par value.

And further RESOLVED: That the Corporation proceeds as soon as possible to file such documents with the State of Nevada and other authorities to complete this action.

Global Homes, Inc
Name of Shareholder

Date: 2/12/2014

Signature-Merle Ferguson

Address: 1750 Barbara Lane, Encinitas, CA 92024

President
Title

Number of shares of THE GLOBAL HOUSING GROUP common stock 2,500,000

NOTARY STAMP:

State of California
County of San Diego

Subscribed and sworn to (or affirmed) before me on this 12th day of February, 2014, by Merle Ferguson proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

OFFICIAL SEAL
BREANA AGUIRRE
NOTARY PUBLIC-CALIFORNIA
COMM. NO. 1976745
SAN DIEGO COUNTY
MY COMM. EXP. APR. 29, 2016

EX 11

THE GLOBAL HOUSING GROUP

CONSENT OF STOCKHOLDERS

The undersigned being the holder of shares of issued and outstanding Common Stock of **THE GLOBAL HOUSING GROUP,** a Nevada Corporation, hereby consent and **vote in favor** to the adoption of the following corporate resolutions:

RESOLVED: The Board of Directors recommends and deems it advisable that the Certificate of Incorporation of this Corporation, THE GLOBAL HOUSING GROUP, amended **"ARTICLE I"** to reflect the Corporate name as GLOBAL ENTERPRISE GROUP, INC.

RESOLVED: The Board of Directors recommends that the Corporation, THE GLOBAL HOUSING GROUP, amend **"ARTICLE IV"** whereas the Corporation increases its capitalization from 300,000,000 shares to 900,000,000 shares of Common stock @ $0.001 par value and 10,000,000 shares of Preferred stock @ $0.001 par value.

And further RESOLVED: That the Corporation proceeds as soon as possible to file such documents with the State of Nevada and other authorities to complete this action.

Trade Exchange International, Inc. Date: 2/12/2014
Name of Shareholder

Signature-Merle Ferguson Address: 1750 Barbara Lane, Encinitas, CA 92024

President
Title

Number of shares of THE GLOBAL HOUSING GROUP common stock 1,250,000

NOTARY STAMP:

State of California
County of San Diego

Subscribed and sworn to (or affirmed) before me on this 12th day of February, 2014, by Merle Ferguson proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

OFFICIAL SEAL
BREANA AGUIRRE
NOTARY PUBLIC-CALIFORNIA
COMM. NO. 1976745
SAN DIEGO COUNTY
MY COMM. EXP. APR. 29, 2016

EX 11 PAGE 7 OF 7